UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2017

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2017, Orchids Paper Products Company (the “Company”) entered into Amendment No. 3 (the “Amendment”) to its Second Amended and Restated Credit Agreement dated June 25, 2015 by and among the Company, U.S. Bank National Association (“U.S. Bank”) and the other lenders party thereto (the “Credit Agreement”).

The Amendment, among other things, (i) increases the amount each lender is committed to make available to the Company; (ii) modifies the pricing grid applicable to interest rates and the unused commitment fee under the Credit Agreement in order to provide for an additional pricing level applicable based on the total leverage ratio of the Company; (iii) amends the financial covenant in the Credit Agreement related to maintenance of a maximum total leverage ratio by increasing the permitted total leverage ratio for fiscal quarters ending on or prior to March 31, 2018; and (iv) amends the terms of the Draw Loan (as defined in the Credit Agreement) to provide for additional advance amounts available to the Company for the purposes of acquiring or improving real estate.

More particularly:

•	The total loan commitment was increased from $167.2 million to $176.1 million.
•	The fees paid for the amendment total $0.2 million.
•	The maximum twelve-month rolling leverage ratios are allowed to increase to 5.75 to 1 prior to being decreased to 3.5:1, as originally scheduled.
•	Eurocurrency interest rate margins vary with the degree of leverage and range between 1.25% and 4.0%.

Obligations under the Credit Agreement remain secured by substantially all of the Company’s assets. Also, the Credit Agreement continues to include representations and warranties, and affirmative and negative covenants customary for financings of this type, including, but not limited to, limitations on additional borrowings, additional investments and asset sales.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: January 23, 2017	By:	/s/ Rodney D. Gloss
Rodney D. Gloss Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Amendment No. 3, dated as of January 19, 2017, to Second Amended and Restated Credit Agreement, dated as of June 25, 2015, among Orchids and U.S. Bank National Association, as administrative agent.